Exhibit 99

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES REPORTS FISCAL 2021

FIRST-QUARTER OPERATING RESULTS

•	Delivered first quarter GAAP earnings of $0.25 per diluted share; adjusted earnings[1] were $0.33 per diluted share, an increase of 22 percent year-over-year.

•	Increased adjusted operating margin[1] by 40 bps year-over-year to 3.8 percent, due to aggressive cost savings measures, sequentially improving sales during the first quarter and operational execution.

•	Dental and Animal Health segments recovering despite ongoing end market disruption due to COVID-19 as year-over-year sales performance improved each fiscal month throughout the first quarter.

St. Paul, Minn. — September 3, 2020 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated net sales of approximately $1.25 billion (see attached Sales Summary for further details) in its fiscal first quarter ended July 25, 2020, a decline of 6.2 percent compared to the same period last year. Internal sales, which are adjusted for the effects of currency translation, decreased 5.8 percent.

Reported net income attributable to Patterson Companies, Inc. for the first quarter of fiscal 2021 was $24.4 million, or $0.25 per diluted share, compared to $30.0 million, or $0.32 per diluted share, in the first quarter of fiscal 2020. Adjusted net income1 attributable to Patterson Companies, Inc., which excludes deal amortization costs, integration and business restructuring expenses, legal reserve costs and an investment gain, totaled $31.5 million for the first quarter of fiscal 2021, or $0.33 per diluted share, compared to $25.4 million in the same quarter of fiscal 2020, or $0.27 per diluted share. The 22 percent year-over-year increase in the period is primarily attributed to the benefit of temporary COVID-19 related expense savings along with sequentially improving sales during the first quarter.

“We are pleased with our team’s performance in the first quarter as we delivered year-over-year adjusted earnings growth of 22 percent even with the ongoing challenges due to COVID-19,” said Mark Walchirk, President and CEO of Patterson Companies. “We are encouraged by the sequential sales trends across our Dental, Companion Animal and Production Animal end markets, which improved each month during the first quarter.

“The aggressive cost savings measures we took at the onset of the pandemic, combined with improving sales trends and focused execution, drove our strong first quarter performance. While many of our cost saving measures remain in place, certain temporary actions such as furloughs and salary reductions have ended. Going forward, as the dynamics across our end markets continue to evolve, we are prepared to take additional cost saving actions, if necessary.

“I am incredibly proud of how our Patterson team has responded these past six months to support our customers during this challenging time as they continue to provide essential services in their communities. Our ongoing dedication to helping our customers succeed has reinforced and deepened our full-service value proposition and positioned Patterson for continued success. While uncertainty related to COVID-19 remains, we are encouraged by our performance in the current environment and believe we have the right strategy in place to drive long-term value for our shareholders.”

Patterson Dental

Reported net sales in our Dental segment for the first quarter of fiscal 2021, which represented approximately 35 percent of total company sales, were $430.3 million compared to $501.1 million in the first quarter of last year. Internal sales decreased 13.9 percent compared to the fiscal 2020 first quarter.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

Patterson Animal Health

Reported net sales in our Animal Health segment for the first quarter of fiscal 2021, which comprised approximately 65 percent of the company’s total sales, were $812.2 million compared to $817.5 million in the first quarter of last year. Internal sales for the segment decreased 0.2 percent from the fiscal 2020 first quarter.

Balance Sheet and Capital Allocation

For the first quarter of fiscal 2021, Patterson Companies used $229.8 million of cash from operating activities and collected deferred purchase price receivables of $139.5 million, resulting in a use of cash of $90.3 million, compared to generating $60.5 million in the first quarter of fiscal 2020. Free cash flow1 (see definition below and attached free cash flow table) generated during the first quarter of fiscal 2021 is down $148.4 million compared to the first quarter of fiscal 2020 due to an increased level of working capital in the quarter.

During the first quarter of fiscal 2021, Patterson Companies declared a quarterly cash dividend of $0.26 per share, which was paid during the second quarter of fiscal 2021.

Fiscal 2021 Guidance

Due to the continued uncertainty surrounding the COVID-19 pandemic and its impact on business operations, Patterson is not providing fiscal 2021 financial guidance at this time.

1Non-GAAP Financial Measures

The Reconciliation of GAAP to non-GAAP Measures table appearing behind the accompanying financial information is provided to adjust reported GAAP measures, namely operating income, income before taxes, income tax expense, net income, net income attributable to Patterson Companies, Inc. and diluted earnings per share attributable to Patterson Companies, Inc., for the impact of deal amortization, integration and business restructuring expenses, legal reserve costs, and an investment gain, along with the related tax effects of these items.

The term “free cash flow” used in this release is defined as net cash used in operating activities less capital expenditures plus collection of deferred purchase price receivables.

In addition, the term “internal sales” used in this release represents net sales adjusted to exclude the impact of foreign currency. Foreign currency impact represents the difference in results that is attributable to fluctuations in currency exchange rates the company uses to convert results for all foreign entities where the functional currency is not the U.S. dollar. The company calculates the impact as the difference between the current period results translated using the current period currency exchange rates and using the comparable prior period’s currency exchange rates. The company believes the disclosure of net sales changes in constant currency provides useful supplementary information to investors in light of significant fluctuations in currency rates.

Management believes that these non-GAAP measures may provide a helpful representation of the company’s first-quarter performance and enable comparison of financial results between periods where certain items may vary independent of business performance. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

First-Quarter Conference Call and Replay

Patterson Companies’ fiscal 2021 first-quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on the Patterson Companies website. A replay of the fiscal 2021 first-quarter conference call can be heard for one week at 800-585-8367 and by providing the Conference ID 2290833 when prompted.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

About Patterson Companies, Inc.

Patterson Companies, Inc. (Nasdaq: PDCO) is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson’s Dental segment provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson’s Animal Health segment is a leading distributor of products, services and technologies to both the production and companion animal health markets in North America and the U.K.

This press release contains, and our officers and representatives may from time to time make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, and the objectives and expectations of management. Forward-looking statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any number of factors could affect our actual results and cause such results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the following: the effects of the highly competitive dental and animal health supply markets in which we compete; the COVID-19 pandemic and measures taken in response thereto; general economic conditions, including political and economic uncertainty; risks from disruption to our information systems; our ability to comply with restrictive covenants in our amended credit agreement; our dependence on relationships with sales representatives, service technicians and customers; our ability to realize the long-term strategic benefits of our acquisition of Animal Health International; potential disruption of distribution capabilities, including service issues with third-party shippers; our ability to provide our sales force and customers with the latest technology; our dependence on suppliers for the manufacture and supply of the products we sell; material changes in our purchasing relationship with suppliers; the risk that private label sales could adversely affect our relationships with suppliers; our dependence on positive perceptions of Patterson’s reputation; risks inherent in acquiring other businesses; the risk that our acquired technology or developed technology might not be successful in maintaining or gaining customers; litigation risks, including new or unanticipated litigation developments and new or unanticipated regulatory investigations; changes in consumer preferences; regulatory restrictions; the cyclicality of the livestock market; the outbreak of an infectious disease within the production animal or companion animal population; pressure from animal rights groups; adverse changes in supplier rebates; fluctuations in quarterly financial results; volatility in the price of our stock; risks from the expansion of customer purchasing power; increases in over-the-counter sales of companion animal products; the risks inherent in international operations, including currency fluctuations; the effects of health care reform; failure to comply with regulatory requirements and data privacy laws; cyberattacks or other privacy or data security breaches; the risk of the products we sell becoming obsolete or containing undetected errors; volatility in

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

the financial markets; our dependence on our senior management; our dependence on leadership development and succession planning; disruptions from our enterprise resource planning system; risks associated with shareholder activism; the risk of being required to record impairment charges; the risk of audit by tax authorities; risks associated with interest rate fluctuations; and the risk that our governing documents and Minnesota law may discourage takeovers and business combinations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in our most recent Form 10-K, and information which may be contained in our other filings with the U.S. Securities and Exchange Commission, or SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not undertake any obligation to release publicly any revisions to any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:	John M. Wright, Investor Relations
COMPANY:	Patterson Companies Inc.
TEL:	651.686.1364
EMAIL:	john.wright@pattersoncompanies.com

MEDIA CONTACT:	Patterson Corporate Communications
COMPANY:	Patterson Companies Inc.
TEL:	651.905.3349
EMAIL:	corporate.communications@pattersoncompanies.com

WEB:	pattersoncompanies.com
SOURCE:	Patterson Companies Inc.

# # #

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 25, 2020	July 27, 2019
Net sales	$1,245,837	$1,328,651
Gross profit	253,816	290,054
Operating expenses	215,944	273,380

Operating income	37,872	16,674
Other income (expense):
Other income, net	2,034	31,917
Interest expense	(6,691)	(8,690)

Income before taxes	33,215	39,901
Income tax expense	9,013	10,094

Net income	24,202	29,807
Net loss attributable to noncontrolling interests	(205)	(235)

Net income attributable to Patterson Companies, Inc.	$24,407	$30,042

Earnings per share attributable to Patterson Companies, Inc.:
Basic	$0.26	$0.32

Diluted	$0.25	$0.32

Weighted average shares:
Basic	95,189	93,795
Diluted	95,843	94,623
Dividends declared per common share	$0.26	$0.26

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 25, 2020	April 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$119,561	$77,944
Receivables, net	372,317	416,523
Inventory	700,535	812,194
Prepaid expenses and other current assets	267,714	236,104

Total current assets	1,460,127	1,542,765
Property and equipment, net	300,041	303,725
Operating lease right-of-use assets, net	77,515	79,021
Goodwill and identifiable intangibles, net	444,202	452,229
Long-term receivables, net and other	364,311	337,610

Total assets	$2,646,196	$2,715,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$549,715	$862,093
Other accrued liabilities	261,869	182,099
Operating lease liabilities	31,200	30,706
Borrowings on revolving credit	136,000	—

Total current liabilities	978,784	1,074,898
Long-term debt	588,011	587,766
Non-current operating lease liabilities	47,806	49,854
Other non-current liabilities	176,857	166,388

Total liabilities	1,791,458	1,878,906
Stockholders’ equity	854,738	836,444

Total liabilities and stockholders’ equity	$2,646,196	$2,715,350

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	July 25, 2020	July 27, 2019
Operating activities:
Net income	$24,202	$29,807
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19,867	20,632
Investment gain	—	(34,334)
Non-cash employee compensation	9,583	10,234
Deferred consideration in securitized receivables	(139,466)	(105,697)
Change in assets and liabilities	(143,994)	34,134

Net cash used in operating activities	(229,808)	(45,224)

Investing activities:
Additions to property and equipment	(6,439)	(8,901)
Collection of deferred purchase price receivables	139,466	105,697
Other investing activities	396	—

Net cash provided by investing activities	133,423	96,796

Financing activities:
Dividends paid	—	(25,538)
Payments on long-term debt	—	(5,533)
Draw on revolving credit	136,000	—
Other financing activities	(722)	(5,085)

Net cash provided by (used in) financing activities	135,278	(36,156)
Effect of exchange rate changes on cash	2,724	(1,281)

Net change in cash and cash equivalents	41,617	14,135
Cash and cash equivalents at beginning of period	77,944	95,646

Cash and cash equivalents at end of period	$119,561	$109,781

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	July 25, 2020	July 27, 2019[1]	Total Sales Growth	Foreign Exchange Impact	Internal Sales Growth
Three Months Ended
Consolidated net sales
Consumable	$1,044,981	$1,095,184	(4.6)%	(0.4)%	(4.2)%
Equipment and software	129,377	142,533	(9.2)	(0.2)	(9.0)
Value-added services and other	71,479	90,934	(21.4)	(0.6)	(20.8)

Total	$1,245,837	$1,328,651	(6.2)%	(0.4)%	(5.8)%

Dental
Consumable	$256,603	$303,474	(15.4)%	(0.1)%	(15.3)%
Equipment and software	112,963	125,684	(10.1)	(0.2)	(9.9)
Value-added services and other	60,729	71,978	(15.6)	(0.7)	(14.9)

Total	$430,295	$501,136	(14.1)%	(0.2)%	(13.9)%

Animal Health
Consumable	$788,378	$791,710	(0.4)%	(0.5)%	0.1%
Equipment and software	16,414	16,849	(2.6)	—	(2.6)
Value-added services and other	7,361	8,980	(18.0)	(0.5)	(17.5)

Total	$812,153	$817,539	(0.7)%	(0.5)%	(0.2)%

Corporate
Value-added services and other	$3,389	$9,976	(66.0)%	—%	(66.0)%

Total	$3,389	$9,976	(66.0)%	—%	(66.0)%

[1]	Certain sales were reclassified between categories to conform to the current period presentation.

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

OPERATING INCOME BY SEGMENT

(In thousands)

(Unaudited)

	Three Months Ended
	July 25, 2020	July 27, 2019
Operating income (loss)
Dental	$37,769	$34,004
Animal Health	17,399	19,624
Corporate	(17,296)	(36,954)

Total	$37,872	$16,674

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

For the three months ended July 25, 2020	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Investment gain	Non-GAAP
Operating income	$37,872	$9,253	$—	$—	$—	$47,125
Other income (expense), net	(4,657)	—	—	—	—	(4,657)

Income before taxes	33,215	9,253	—	—	—	42,468
Income tax expense	9,013	2,201	—	—	—	11,214

Net income	24,202	7,052	—	—	—	31,254
Net loss attributable to noncontrolling interests	(205)	—	—	—	—	(205)

Net income attributable to Patterson Companies, Inc.	$24,407	$7,052	$—	$—	$—	$31,459

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.25	$0.07	$—	$—	$—	$0.33

Operating income as a % of sales	3.0%					3.8%
Effective tax rate	27.1%					26.4%
For the three months ended July 27, 2019	GAAP	Deal amortization	Integration and business restructuring expenses	Legal reserve costs	Investment gain	Non-GAAP
Operating income	$16,674	$9,253	$1,955	$17,666	$—	$45,548
Other income (expense), net	23,227	—	—	—	(34,334)	(11,107)

Income before taxes	39,901	9,253	1,955	17,666	(34,334)	34,441
Income tax expense	10,094	2,201	494	4,416	(7,884)	9,321

Net income	29,807	7,052	1,461	13,250	(26,450)	25,120
Net loss attributable to noncontrolling interests	(235)	—	—	—	—	(235)

Net income attributable to Patterson Companies, Inc.	$30,042	$7,052	$1,461	$13,250	$(26,450)	$25,355

Diluted earnings per share attributable to Patterson Companies, Inc.*	$0.32	$0.07	$0.02	$0.14	$(0.28)	$0.27

Operating income as a % of sales	1.3%					3.4%
Effective tax rate	25.3%					27.1%

* May not sum due to rounding

PATTERSON COMPANIES | 1031 Mendota Heights Road | Saint Paul, MN 55120	NEWS RELEASE

PATTERSON COMPANIES, INC.

FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	July 25, 2020	July 27, 2019
Net cash used in operating activities	$(229,808)	$(45,224)
Additions to property and equipment	(6,439)	(8,901)
Collection of deferred purchase price receivables	139,466	105,697

Free cash flow	$(96,781)	$51,572